UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule14a-12

HEMPACCO CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HEMPACCO CO., INC.

9925 Airway Road,

San Diego, CA 92154

NOTICE OF COMBINED 2023 AND 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held OCTOBER 3, 2024

Dear Stockholders:

Hempacco Co., Inc. (“we”, “us” or the “Company”) cordially invites you to attend our combined 2023 and 2024 annual meeting of stockholders. The meeting will be held virtually on October 3, 2024, at 10:00 a.m. (Pacific time), at 9925 Airway Road, San Diego, California, 92154.

We did not hold an annual meeting last year, and as such we are holding a combined 2023 and 2024 annual meeting this year.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held in a virtual meeting format only. The virtual meeting may be accessed at https://agm.issuerdirect.com/hpco. There is no in-person meeting for you to attend. Registration to attend the Annual Meeting will being at 9:45 a.m. (15 minutes before the Annual Meeting begins), which can be accomplished using your control number and other information. Once your registration is complete, you can access the Annual Meeting at https://agm.issuerdirect.com/hpco and click on “Vote My Shares” to cast your vote on the proposals being considered at the Annual Meeting. You will also be permitted to submit questions at the time of registration. After registration is complete and you have entered the Annual Meeting virtually, the next screen will include a “Ask a Question” box where your questions may be submitted. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. All answers to proper questions received at the meeting will be posted to the Investor Relations page of our website upon conclusion of the meeting. The meeting will begin promptly at 10:00 a.m. (Pacific time). We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 9:45 a.m. (Pacific time), and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

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At the meeting we will be considering and voting on the following matters:

1.	Electing five directors to the Company’s Board of Directors (the “Board of Directors”), each to serve a term of one year;

2.	Ratification of the appointment of dbbmckennon (“DBBM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	To consider a non-binding advisory vote on compensation of our named executive officers.

Stockholders who owned our common stock at the close of business on August 9, 2024 (the “Record Date”), may attend and vote at the meeting. A stockholders list will be available at our offices at 9925 Airway Road, San Diego, California, 92154, for a period of ten days prior to the meeting. We hope that you will be able to virtually attend the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report to the stockholders, the Proxy Statement or the form of proxy) via the Internet at https://www.issuerdirect.com/HPCO or request a printed set of the proxy materials by contacting our main office at (619) 779-0715. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the Proxy Statement for more details.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Sandro Piancone
Sandro Piancone
Chief Executive Officer

San Diego, California
August 12, 2024

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HEMPACCO CO., INC.

9925 Airway Road,

San Diego, CA 92154

PROXY STATEMENT

GENERAL INFORMATION

Hempacco Co., Inc. (“Hempacco,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our combined 2023 and 2024 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held virtually on October 3, 2024, at 10:00 a.m. (Pacific time), at 9925 Airway Road, San Diego, California, 92154, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on August 12, 2024. You are invited to attend the Annual Meeting and are requested to vote on the Proposals described in this Proxy Statement.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held in a virtual meeting format only. The virtual meeting may be accessed at https://agm.issuerdirect.com/hpco. There is no in-person meeting for you to attend. Registration to attend the Annual Meeting will being at 9:45 a.m. (15 minutes before the Annual Meeting begins), which can be accomplished using your control number and other information. Once your registration is complete, you can access the Annual Meeting at https://agm.issuerdirect.com/hpco and click on “Vote My Shares” to cast your vote on the proposals being considered at the Annual Meeting. You will also be permitted to submit questions at the time of registration. After registration is complete and you have entered the Annual Meeting virtually, the next screen will include a “Ask a Question” box where your questions may be submitted. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. All answers to proper questions received at the meeting will be posted to the Investor Relations page of our website upon conclusion of the meeting. The meeting will begin promptly at 10:00 a.m. (Pacific time). We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 9:45 a.m. (Pacific time), and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

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Information Contained In This Proxy Statement

The information in this Proxy Statement relates to the Proposals to be voted on at the Annual Meeting. Included with this Proxy Statement are copies of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022, each as filed with the SEC on August 9, 2024, and May 15, 2023 (the “Annual Reports”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report, which does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement or the enclosed form of proxy, except as set forth below under “Documents Incorporated By Reference”)) via the Internet at https://www.issuerdirect.com/HPCO or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

DEFINITIONS

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Hempacco” and “Hempacco Co., Inc.” refer specifically to Hempacco Co., Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

•	“Code” means the Internal Revenue Code of 1986, as amended from time to time;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board of Directors”) is soliciting proxies for the combined 2023 and 2024 annual meeting of stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

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The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

General Questions and Answers

Q:	Who can vote at the meeting?

A:

The Board of Directors set August 9, 2024, as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date. On the record date, there were 4,332,006 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding, voting in aggregate 4,332,006 total voting shares at the meeting.

Q:	What Proposals will be voted on at the meeting?

A:	Three Proposals are scheduled to be voted upon at the meeting:

•	The election of directors.

•	To ratify the appointment of dbbmckennon (“DBBM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	To consider a non-binding advisory vote on compensation of our named executive officers.

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Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about August 12, 2024, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about August 12, 2024, to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, provided, however, that only one annual report or proxy statement will be delivered to multiple security holders sharing an address.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?

A:

Stockholders whose shares are registered in their own names may vote at the virtual meeting or by proxy. If you would like to vote at the virtual meeting, please follow the instructions that will be available on the online meeting platform during the meeting. Proxies may be submitted over the Internet, by telephone or by mail.

•	Call 1-866-752-8683 to vote by telephone;

•	Go to https://www.issuerdirect.com/HPCO to vote over the Internet; or

•

If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the postage-paid envelope. If you are voting by telephone or the Internet, have the control number from your proxy card ready, and please do not mail your proxy card.

Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on October 2, 2024. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Sandro Piancone and Neville Pearson) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the stockholder granting the proxy. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares ”FOR” each of the nominees to our Board of Directors, “FOR” the ratification of the appointment of DBBM as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and “FOR” approval of the compensation of our named executive officers. If any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

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If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet, via fax or over the telephone. If Internet, fax or telephone voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the non-binding advisory vote to approve executive compensation (collectively, the “non-routine matters”). Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each Proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	Can I revoke or change my proxy?

A:

Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet, fax or by telephone, or by delivering written notice of revocation of your proxy to our Secretary (the “Secretary”) at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board of Directors recommend I vote on the Proposals?

A:

The Board of Directors recommends you vote “FOR” each of the nominees to our Board of Directors; “FOR” the ratification of the appointment of DBBM as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and “FOR” approval of the compensation of our named executive officers.

Q:	Who will count the vote?

A:	The inspector of election will count the vote.

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Q:	What is a “quorum?”

A:

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding voting shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by fax, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers (which is non-binding), and the Proposal to approve the adjournment of the meeting, if necessary. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the Proposals:

Proposal 1 - Election of directors.	The five nominees for election as directors at the Annual Meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.
Proposal 2 - Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 3 - Non-binding advisory vote to approve and ratify the compensation of our named executive officers.

To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote, provided that this Proposal is non-binding.

Q:	What does it mean if I get more than one Notice ?

A:	Your shares are probably registered in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

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Q:	How many votes can I cast?

A:	Holders of our common stock receive one vote for each share of common stock which they hold as of the Record Date.

Q:	Where can I find the voting results of the meeting?

A:

The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the meeting, five directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board of Directors who are up for re-election in fiscal year 2024 and reviewing the criteria that the Nominating and Corporate Governance Committee uses when evaluating director nominees, the Board of Directors nominated the five directors for election at the meeting based on the recommendation of the Nominating and Corporate Governance Committee. All of the director nominees are already serving as members of the Board of Directors of the Company.

In considering individual director nominees and Board of Directors committee appointments, our Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and its committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Corporate Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Corporate Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Corporate Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for service on the Board of Directors and its committees.

While there are no specific minimum requirements that the Nominating and Corporate Governance Committee believes must be met by a prospective director nominee, the Nominating and Corporate Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for service on the Board of Directors and its committees. Furthermore, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

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Nominees

The following table and accompanying descriptions indicate the name of each director nominee, including their age, principal occupation or employment, and the year in which each person first became an officer or director.

Name	Position	Date First Elected/Appointed as Director	Age
Sandro Piancone	Chief Executive Officer and Director	April 1, 2019	55
Jorge Olson	Chief Marketing Officer and Director	November 2, 2021	51
Jerry Halamuda	Director	July 9, 2021	73
Paul Glavine	Director	August 9, 2024	35
Harrison Newlands	Director	August 9, 2024	33

Directors

Sandro Piancone, Chief Executive Officer and Director

Sandro Piancone co-founded our Company and has served as our President and Chief Executive Officer, Treasurer, Secretary, and Director since inception on April 1, 2019. Mr. Piancone has served as the Chief Executive Officer of Primus Logistics, a cold storage company, since January 2018. He has also served as the Chief Executive Officer of UST Mexico, Inc, a Mexican tobacco company since November 2013. From January 2011 to December 2017, Mr. Piancone served as the Managing Director of Nery’s Logistics, Inc, a foodservice and food distributor company in Mexico. From January 2012 to December 2019, he worked as the Chief Executive Officer of Mexico Sales Made Easy-Self Promotion Platform, a marketing company. Mr. Piancone has also been the President, Chief Executive Officer and member of the Board of Directors of Green Globe International, Inc., our significant shareholder (and former majority owner), since March 22, 2021. Mr. Piancone has a track record of building distribution companies with manufacturing, sales, and distribution success. The Board of Directors believes that Mr. Piancone's extensive experience in the cigarette manufacturing, food and beverage industries and experience with our operations make him a valuable member of our Board of Directors.

Jorge Olson, Chief Marketing Officer and Director

Jorge Olson co-founded our Company and has served as Chief Marketing Officer since inception and a member of our Board of Directors since November 2, 2021. Mr. Olson has helped to develop and/or market over 1,000 consumer goods products in the USA and Mexico. He has marketed consumer goods by creating innovative, off-the-shelf display programs that are strategically placed in convenience stores. Mr. Olson has worked with Sandro Piancone for over fifteen years and is the author of Wholesale MBA and Build Your Beverage Empire. Since 2003, Mr. Olson has been the President of Cube17, Inc., his marketing consulting company. Mr. Olson has also been the Chief Marketing Officer of Green Globe International, Inc., our significant shareholder, since March 22, 2021. The Boad of Directors believes that Mr. Olson's vast consumer goods and beverage experience and experience with our operations make him a valuable member of our Board of Directors.

Jerry Halamuda, Director

Jerry Halamuda has started over 20 businesses in the last 50 years; one grew to have approximately $300 million in sales. He is a business operator with agricultural, M&A and investment experience. He founded Color Spot Nurseries Inc. in 1983 and served as its Chief Executive Officer and President through 2016 when he retired for health reasons. He has been the CEO of King Horticulture Supply LLC, a gardening and hydroponics supply company, since December 2019. He has been a Director of EZ Shipper Racks, Inc., since September 2018, and he joined our Board of Directors on July 9, 2021. Mr. Halamuda has also been a member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. The Boad of Directors believes that Mr. Halamuda's hands-on management experience in connection with agricultural product sales companies and experience with our operations make him a valuable member of our Board of Directors.

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Paul Glavine, Director

Paul Glavine, who joined our Board of Directors on August 9, 2024, is the Co-founder, and has served as the Chief Growth Officer and Director, of Cybin Inc. since October 2019. With a wealth of experience and a proven track record, Mr. Glavine has been instrumental in driving the growth and innovation of several pioneering companies. Starting his impactful journey as CEO of Cybin Inc. (from October 2019 through August 2020), Mr. Glavine has led the charge in developing psychedelic therapeutics aimed at addressing critical mental health challenges. In addition to his role at Cybin, Mr. Glavine co-founded Truverra, a company dedicated to developing cannabinoid-based therapies for pain disorders. His strategic insights and leadership have propelled Truverra to the cutting edge of cannabis-based medical solutions. After this, it led him to Co-Found Harts Cannabis, a designated preroll manufacturer in Canada. As a serial entrepreneur and astute investor, Mr. Glavine has successfully raised and completed mergers and acquisitions totaling over $450 million in the past six years. The Board of Directors believes that Mr. Glavine’s extensive experience in the biotech, life science, and cannabis industries makes him a valuable member of our Board of Directors.

Harrison Newlands, Director

Harrison Newlands, who joined our Board of Directors on August 9, 2024, has a diverse understanding of capital markets, having invested, advised, and help co-found dozens of mid-cap companies spanning close to a decade of experience in the industry. Mr. Newlands started his career working on Bay Street as a Research Associate at MacNicol & Associates, thereafter he jumped into the fast-growing cannabis industry, and was one of the co-founders of Fire & Flower, one of Canada’s first retail-focused cannabis companies, where he led its early growth and served as Director of Business Development from March 2017-April 2019. Shortly thereafter, he helped take the first EV company public in Canada through a SPAC (Taiga Motors, where he served as strategic advisor from July 2019-March 2020), as well as launched Hoshi International, a producer of medical cannabis with a state-of-the-art facility in Portugal, focusing on the emerging European market (where he served as Director of Strategic Relations from April 2019-August 2022, and Vice President of Strategy and Investor Relations from August 2021-December 2022). Mr. Newlands then went on to co-found Hypercharge Networks, Canada’s first publicly traded EV charging company (where he was a strategic advisor from January 2021-July 2024). Mr. Newlands was formerly a partner at Rockbank Capital, a Vancouver based Merchant Bank (from July 2021-September 2023), and, since January 2018, he has been the managing partner of North King Capital, an independent Toronto-based consulting firm, where he focuses on providing advisory services to companies throughout North America, helping guide companies through the capital markets landscape. Mr. Newlands currently sits on the board of a local Ontario-based charitable foundation and mentors students and start-ups at the University of Guelph. The Board of Directors believes that Mr. Newlands’ extensive experience in business development, corporate strategy, M&A, and raising capital makes him a valuable member of our Board of Directors.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Information Concerning the Board of Directors and its Committees

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We previously agreed to compensate our directors for service on the Board of Directors and committees thereof through the issuance of stock options and cash compensation, although we did not compensate our directors for their service as directors during the years ending December 31, 2023 and 2022. Additionally, we have agreed to reimburse directors for expenses incurred by them in connection with the attendance at meetings of the Board of Directors and any committee thereof (as described below). The Board of Directors appoints the executive officers of the Company, and the executive officers serve at the discretion of the Board of Directors.

The Board of Directors does not currently have a lead director or Chairman of the Board. However, because of its capable and experienced independent directors and its strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board of Directors to maintain effective oversight and management and, therefore, a lead director or Chairman of the Board is not necessary at this time.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board of Directors or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Policy Against Hedging

The Company does not currently have a policy against hedging.

Communicating with our Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions about the Company by writing the Secretary at the following address: Attn: Secretary, Hempacco Co., Inc., 9925 Airway Road, San Diego, California, 92154.

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Our Secretary, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board of Directors.

Board and Committee Activity and Compensation

For the fiscal years ending December 31, 2023 and 2022, the Board of Directors held telephonic conferences and corresponded via email as necessary, but held no formal in-person meetings. All material decisions of the Board of Directors were evidenced via the unanimous written consent of the Board of Directors and the various committees described below. Though no formal meetings were held, all directors then appointed attended at least 75% of the Board of Directors’ telephonic conferences. We have not yet had an annual meeting of stockholders. The Company encourages, but does not require, all directors to be present at annual meetings of stockholders.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Halamuda, Mr. Glavine and Mr. Newlands are “independent” members of the Board of Directors as defined by Nasdaq’s listing rules. Committee membership, and the functions of those committees are described below.

Board of Directors Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Sandro Piancone
Jorge Olson
Jerry Halamuda	C	C	C
Paul Glavine	M	M	M
Harrison Newlands	M	M	M

C - Chairman of Committee.
M - Member.

Audit Committee

The Board of Directors has selected the members of the Audit Committee based on the Board of Directors’ determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

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The Audit Committee’s function is to provide assistance to the Board of Directors in fulfilling the Board of Directors’ oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors, and perform such other activities consistent with its charter and our Bylaws (the “Bylaws”) as the Committee or the Board of Directors deems appropriate. The Audit Committee produces an annual report for inclusion in our proxy statement. The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee carries out all functions required by the Nasdaq Stock Market LLC (the “Nasdaq”), the SEC and the federal securities laws.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Board of Directors has determined that Mr. Halamuda, Mr. Glavine and Mr. Newlands are “independent,” and that Mr. Halamuda is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Halamuda has acquired these attributes by means of having held various executive positions that provided relevant experience, as described in his biographical information above.

The Audit Committee’s charter was filed as Exhibit 99.1 to our Registration Statement on Form S-1, filed with the Commission on March 24, 2022.

Compensation Committee

The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board of Directors on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain advisors to advise the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees of independent directors, as it deems appropriate.

The Compensation Committee’s charter was filed as Exhibit 99.2 to our Registration Statement on Form S-1, filed with the Commission on March 24, 2022.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for (1) assisting the Board of Directors by identifying individuals qualified to become Board of Directors members; (2) recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its committees; (3) leading the Board of Directors in its annual review of the Board of Directors’ performance; (4) monitoring the attendance, preparation and participation of individual directors and to conduct a performance evaluation of each director prior to the time he or she is considered for re-nomination to the Board of Directors; (5) reviewing and recommending to the Board of Directors responses to shareowner proposals; (6) monitoring and evaluating corporate governance issues and trends; (7) providing oversight of the corporate governance affairs of the Board of Directors and the Company, including consideration of the risk oversight responsibilities of the full Board and its committees; (8) assisting the Board of Directors in organizing itself to discharge its duties and responsibilities properly and effectively; and (9) assisting the Board of Directors in ensuring proper attention and effective response to stockholder concerns regarding corporate governance. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee also regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. In addition, the Nominating and Corporate Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board of Directors. The Committee selects nominees that best suit the Board of Directors’ current needs and recommends one or more of such individuals for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

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In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable Nasdaq and SEC rules and regulations.

The Nominating and Corporate Governance Committee’s charter is filed as Exhibit 99.3 to our Registration Statement on Form S-1, filed with the Commission on March 24, 2022.

Director Nominations Process. As described above, the Nominating and Corporate Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of Nasdaq and applicable federal securities law. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Hempacco Co., Inc., 9925 Airway Road, San Diego, California, 92154. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules, the Company’s Bylaws or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Compensation of Directors.

The following table sets forth compensation information with respect to our non-executive directors during our fiscal years ended December 31, 2023 and 2022.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)*	Option Awards ($)	All Other Compensation	Total
Jerry Halamuda (1)	2023	$-	$-	$-	$-
	2022	$-	$-	$-	$-

Paul Glavine (1)	2023	$-	$-	$-	$-
	2022	$-	$-	$-	$-

Harrison Newlands (1)	2023	$-	$-	$-	$-
	2022	$-	$-	$-	$-

*The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any cash compensation, stock awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the periods presented. The table above does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Effective March 1, 2022, we determined to begin compensating each of our directors as follows: (i) during the first year after becoming a public company (September 2, 2022-September 1, 2023), no cash compensation would be paid; (ii) during the second year (September 2, 2023-September 1, 2024), the directors would be paid $12,000 for the year; (iii) during the third year (September 2, 2024-September 1, 2025), the directors would be paid $24,000 for the year; and (iv) each director would receive common stock warrants to purchase 150,000 shares of our common stock at a $1.00/share strike price, which would vest monthly over three years. Notwithstanding that prior determination, we did not compensate our directors during the years ending December 31, 2023 and 2022. Mr. Halamuda was a member of our Board of Directors during 2022 and 2023, and Mr. Glavine and Mr. Newlands were appointed to our Board of Directors on August 9, 2024.

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Vote Required

The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

Our Board of Directors recommends a vote “FOR” all five nominees to the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected DBBM to audit our consolidated financial statements for the fiscal year ending December 31, 2024. DBBM has been our independent registered public accounting since August 2021. We are asking the stockholders to ratify the appointment of DBBM as our independent registered public accounting firm for the fiscal year ending December 31, 2024. DBBM was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Company does not anticipate a representative from DBBM to be present at the annual stockholders meeting. In the event that a representative of DBBM is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so, and the Company will allow such representative to be available to respond to appropriate questions.

The Audit Committee has approved all services provided by DBBM. Representatives of DBBM do not plan to attend the Annual Meeting.

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Audit Fees

The aggregate fees billed by our independent auditor, DBBM for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022, and for the review of financial statements included in our Quarterly Reports on Form 10-Q and other filings with the Commission, were:

	2023	2022
DBBM	$148,482	$130,068

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage the auditors to provide compliance outsourcing services.

The Audit Committee has considered the nature and amount of fees billed by DBBM and believes that the provision of services for activities unrelated to the audit is compatible with maintaining DBBM’s independence.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the category Audit Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Audit Committee Report

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the fiscal years 2023 and 2022 audited financial statements of the Company, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200 and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for fiscal years 2023 and 2022 be included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022 for filing with the SEC.

The undersigned member of the Audit Committee has submitted this Report to the Board of Directors.

AUDIT COMMITTEE

Jerry Halamuda

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The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The approval of the ratification of the appointment of DBBM as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this Proposal. Broker non-votes will have no effect on the outcome of this Proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this Proposal. For the approval of the ratification of the appointment of DBBM, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the ratification of appointment of DBBM as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our Named Executive Officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Named Executive Officer Compensation” (beginning on page 24), and the accompanying compensation tables and narratives.

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Our Compensation Committee oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Compensation Committee is guided by the following key principles in determining the compensation of our executive officers:

•

Competition Among Peers. The Compensation Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.

•

Accountability for Our Performance. The Compensation Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.

•

Accountability for Individual Performance. In addition, the Compensation Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage the Company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers. Accordingly, you may vote on the following resolution at the meeting:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s combined 2023 and 2024 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of stockholders.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of this Proposal.

As noted above, the vote solicited by this Proposal is advisory in nature, and its outcome will not be binding on the Board of Directors or the Compensation Committee, nor will the outcome of the vote require the Board of Directors or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty of the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

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Compensation Committee Interlocks and Insider Participation

During 2023 and 2022, Mr. Halamuda served on our Compensation Committee. No member of our Compensation Committee is or was an officer or employee of the Company. During 2023 and 2022, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

No Prior Advisory Vote on Executive Compensation

We intend to provide our stockholders with the opportunity to cast an advisory vote on executive compensation (the “Say-On-Pay Proposal”) every year in the future, but we have not yet held an annual meeting of our stockholders, and no Say-On-Pay-Proposal has previously been voted upon.

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

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OTHER INFORMATION

Principal Stockholders

The following table sets forth information as of August 9, 2024, regarding the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
•	each director,
•	each executive officer named in the Named Executive Officer Compensation table, beginning on page 24, and
•	all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options, warrants or other securities exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Percentage ownership of our common stock in the table is based on 4,332,006 shares of common stock (and no shares of preferred stock) issued and outstanding as of August 9, 2024. This table is based on information supplied by officers, directors and selling stockholders and by Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Hempacco Co., Inc., 15915 Katy Freeway, Suite 450, Houston, Texas 77094.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their common stock. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning the common stock included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such common stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Sandro Piancone (1)	Common Stock	1,883,332	(2)	43.5%
Jerry Halamuda (3)	Common Stock	1,907,481	(4)(5)	44.0%
Neville Pearson (7)	Common Stock	1,918,332	(4)(7)	44.3%
Jorge Olson (8)(9)	Common Stock	-		-
Paul Glavine (10)	Common Stock	-		-
Harrison Newlands (10)	Common Stock	-		-
All Officers and Directors as a Group	Common Stock	1,942,481	(11)	44.8%

(1)	CEO and Director of Hempacco; CEO and Director of our significant shareholder, Green Globe International, Inc.
(2)

Mr. Piancone does not directly own any shares of our common stock. However, he is one of the directors of our significant shareholder, Green Globe International, Inc. (the majority of its directors are also directors or officers of us), and he owns more than 9.99% of Mexico Franchise Opportunities Fund LP, which is the holder of a majority of the Series C preferred stock of Green Globe International, Inc. Accordingly, Mr. Piancone may be deemed to be the beneficial owner of shares held in the name of Green Globe International, Inc. As of August 9, 2024, 1,883,332 shares of our common stock  (constituting 43.5% of our outstanding shares of common stock) were owned by Green Globe International, Inc.

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(3)	Director of Hempacco; director of our significant shareholder, Green Globe International, Inc.
(4)

Mr. Halamuda and Neville Pearson are directors of our significant shareholder, Green Globe International, Inc., and therefore they share voting and dispositive power with respect to shares held in the name of Green Globe International, Inc., and may be deemed to be beneficial owners of shares held in the name of Green Globe International, Inc. As of August 9, 2024, 1,883,332 shares of our common stock  (constituting 43.5% of our outstanding shares of common stock) were owned by Green Globe International, Inc.

(5)

Includes 24,149 shares held in the name of the Halamuda Family Trust, which shares are deemed to be beneficially owned by Mr. Halamuda, as well as 1,883,332 shares held by Green Globe International, Inc.

(6)	CFO of Hempacco; CFO and director of our significant shareholder, Green Globe International, Inc.
(7)	Includes 35,000 shares held jointly with his spouse, as well as 1,883,332 shares held by Green Globe International, Inc.
(8)	CMO and Director; CMO of our significant shareholder, Green Globe International, Inc.
(9)

Mr. Olson is the CMO of our significant shareholder, Green Globe International, Inc., but he is not a director of it, he does not have or share voting or dispositive power with respect to shares held in the name of Green Globe International, Inc., and he beneficially owns no other shares of our stock.

(10)	Director of Hempacco.
(10)	Includes 1,883,332 post-split shares held by Green Globe International, Inc., 24,149 shares held in the name of the Halamuda Family Trust, and 35,000 shares held by Mr. Pearson with his spouse.

Executive Officers

All of our executive officers are listed in the following table:

Name	Age	Executive Officer Position(s)
Sandro Piancone	55	Chief Executive Officer, President, Treasurer, and Secretary
Neville Pearson	79	Chief Financial Officer
Jorge Olson	51	Chief Marketing Officer and Executive Vice President

Sandro Piancone, Chief Executive Officer

Mr. Piancone’s biographical information is presented above in Proposal 1, beginning on page 8.

Neville Pearson, Chief Financial Officer

Neville Pearson, who served as our Interim Chief Financial Officer from March 1, 2021-August 31, 2021, was appointed our Chief Financial Officer as of September 1, 2021, and brings extensive and direct experience with financial reporting, management accounting, preparation of SEC filings, and corporate governance and company secretarial functions. As Chief Accountant of the UK Construction Division for John Mowlem & Co. PLC, Mr. Pearson was responsible for over 400 active building and civil engineering projects which include the NatWest Bank Tower in the City financial district, and the Docklands Airport in East London. Mr. Pearson has also been the Chief Financial Officer of Green Globe International, Inc., our significant shareholder (and former majority shareholder), since March 22, 2021. He has been the Chief Financial Officer of ASC Biosciences, Inc. since September 2013, and he was the Interim CFO of American Hemp Ventures, Inc. from December 2018 to May 2020.

Jorge Olson, Chief Marketing Officer and Executive Vice President

Mr. Olson’s biographical information is presented above in Proposal 1, beginning on page 8.

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Named Executive Officer Compensation

The following table sets forth information concerning the compensation of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the most highly compensated executive officer other than the CEO and CFO who was serving as an executive officer of the Company for the years ended December 31, 2023 and 2022 (the Company did not have any executive officers other than its CEO, CFO, and CMO as of December 31, 2021 and December 31, 2020) (collectively, the “Named Executive Officers”).

Named Executive Officer Compensation Table*

					Stock	Option	All Other
	Fiscal	Salary		Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	(1)		(2)	(3)	(4)	(5)	($)

Sandro Piancone	2022	$120,000	(6)	$-	$-	$-	$-	$120,000
Chief Executive Officer, President, Treasurer & Secretary	2023	$120,000	(6)	$-	$-	$-	$-	$120,000
Neville Pearson	2022	$20,000		$-	$-	$-	$-	$20,000
Chief Financial Officer (7)	2023	$60,000		$-	$-	$-	$-	$60,000
Jorge Olson	2022	$120,000	(8)	$-	$-	$-	$-	$120,000
Chief Marketing Officer & Executive Vice President	2023	$120,000	(8)	$-	$-	$-	$-	$120,000

 * Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of common stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.
(6)

Includes salary and consulting fees earned by Mr. Piancone in the years indicated. We had previously entered into a consulting agreement with Mr. Piancone’s entity, which was replaced by an employment agreement with Mr. Piancone during 2022. Pursuant to both the consulting agreement and employment agreement, Mr. Piancone (or his entity, under the prior consulting agreement) was to be paid a base salary (or consulting fee under the prior consulting agreement) of $10,000/month. During the year ended December 31, 2022, we paid $92,000 of the $120,000 in cash, and accrued the balance of $28,000. During the year ended December 31, 2023, the full $120,000 was paid in cash, and we paid the prior accrued amount.

(7)

On January 20, 2022, we entered into an employment agreement with Mr. Pearson pursuant to which Mr. Pearson was to be paid a base salary of $5,000/month. During the year ended December 31, 2022, we paid $20,000 of Mr. Pearson’s salary in cash, and Mr. Pearson subsequently waived the balance of unpaid salary ($40,000) for 2022 as he was also compensated by the Company’s majority owner, Green Globe International, Inc. We paid Mr. Pearson $5,000/month in 2023.

(8)

Includes salary and consulting fees earned by Mr. Olson in the years indicated. We had previously entered into a consulting agreement with Mr. Olson’s entity, which was replaced by an employment agreement with Mr. Olson during 2022. Pursuant to both the consulting agreement and employment agreement, Mr. Olson (or his entity, under the prior consulting agreement) was to be paid a base salary (or consulting fee under the prior consulting agreement) of $10,000/month. During the years ended December 31, 2023 and 2022, we paid $120,000 in cash each year.

No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. The value of the Stock Awards in the table above, if any, was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

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Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

We entered into a consulting agreement with Cube17, Inc., an entity controlled by our founder and officer, Jorge Olson, on or about November 6, 2019, pursuant to which the entity would provide management, sales and marketing services to us in consideration of the issuance of 400,000 shares of our common stock, cash fees in the amount of $10,000/month, and sales commissions as follows: (i) 5% for direct sales, (ii) 2.5% for sales through an intermediate broker, (iii) 5% for other retail sales (without an intermediate broker), (iv) 5% for sales as a result of online or website leads generated by Cube17, Inc., (v) 10% for direct retail online sales of Company brands (such as The Real Stuff™), and (vi) 5% for machine sales and other business opportunities. The agreement had an initial term of one (1) year and has automatically renewed for successive terms, although either party can terminate the agreement for any reason by providing the other party 30 days' notice.

We entered into a consulting agreement with Strategic Global Partners, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide management, sales, marketing and logistics services to us in consideration of cash fees of $10,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into a consulting agreement with UST Mexico, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide manufacturing, production, supplier management, and equipment maintenance services to us in consideration of cash fees of $15,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into an Interim Consulting Agreement with Neville Pearson, our Interim Chief Financial Officer, on March 1, 2021, for him to act as our Interim Chief Financial Officer for a period from March 1, 2021, through August 31, 2021, and pursuant which Mr. Pearson would be paid $5,000 per month. Beginning on September 1, 2021, Mr. Pearson entered into an agreement with our majority shareholder, Green Globe International, Inc., pursuant to which he would act as the Chief Financial Officer of it, would be compensated by it instead of us, but would continue to act as our Chief Financial Officer.

On January 20, 2022, we entered into an employment agreement with Mr. Piancone, which supersedes and replaces our prior consulting agreement with Mr. Piancone’s entity, Strategic Global Partners, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Piancone agreed to act as our Chief Executive Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Piancone an annual base salary of $120,000, as well as an annual bonus up to 110% of Mr. Piancone’s base salary, based on Mr. Piancone’s and the Company’s performance, each as determined by our Board of Directors (the “Board”). Mr. Piancone is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Piancone’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Piancone is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Piancone’s employment with the Company and for two years thereafter, Mr. Piancone is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Piancone assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Piancone’s employment can be terminated by the Company at any time or by Mr. Piancone upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Piancone’s employment for a reason other than “Cause” (as defined below), Mr. Piancone will be entitled to a severance payment in an amount equal to 12 months of Mr. Piancone’s base salary in effect as of the termination.

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If Mr. Piancone’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Piancone has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Piancone’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Piancone will be entitled to a severance payment in an amount equal Mr. Piancone’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company. “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

On January 20, 2022, we entered into an employment agreement with Mr. Pearson. Pursuant to the employment agreement, which has an initial term of three years, Mr. Pearson agreed to act as our Chief Financial Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Pearson an annual base salary of $60,000, as well as an annual bonus up to 110% of Mr. Pearson’s base salary, based on Mr. Pearson’s and the Company’s performance, each as determined by the Board. Mr. Pearson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Pearson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Pearson is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Pearson’s employment with the Company and for two years thereafter, Mr. Pearson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Pearson assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Pearson’s employment can be terminated by the Company at any time or by Mr. Pearson upon the provision of 30 days’ notice to the Company.

If the Company terminates Mr. Pearson’s employment for a reason other than “Cause” (as defined below), Mr. Pearson will be entitled to a severance payment in an amount equal to 12 months of Mr. Pearson’s base salary in effect as of the termination. If Mr. Pearson’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Pearson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Pearson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Pearson will be entitled to a severance payment in an amount equal Mr. Pearson’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company. “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

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On February 3, 2022, we entered into an employment agreement with Mr. Olson, which supersedes and replaces our prior consulting agreement with Mr. Olson’s entity, Cube17, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Olson agreed to act as our Chief Marketing Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Olson an annual base salary of $120,000, as well as an annual bonus up to 500% of Mr. Olson’s base salary, based on Mr. Olson’s and the Company’s performance, each as determined by the Board. Mr. Olson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 1,000% of Mr. Olson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Olson is to be reimbursed for expenses incurred in connection with his employment, and to receive $350 per diem for Company-related travel outside San Diego, California, and during the period of Mr. Olson’s employment with the Company and for two years thereafter, Mr. Olson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Olson assigned to the Company any intellectual property rights he developed for the Company that he may have had prior to the effective date of the employment agreement (but specifically not including rights to Mr. Olson’s literary works; marketing funnels; LinkedIn groups, Facebook groups, or other social media contacts and accounts; audios, podcasts, videos and courses not connected to the Company; and websites not connected to the Company). Mr. Olson’s employment can be terminated by the Company or by Mr. Olson upon the provision of 30 days’ notice to the other party. If (i) the Company terminates Mr. Olson’s employment for a reason other than “Cause” (as defined below), or (ii) Mr. Olson’s employment is terminated following a “Change in Control” (as defined below) because Mr. Olson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Olson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Olson will be entitled to a severance payment in average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary).

“Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company. “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

Pay versus Performance

New SEC rules adopted in 2022 require us to disclose the following information regarding named executive officer compensation in relation to certain financial performance information about the Company. The Compensation Committee did not consider the pay versus performance disclosures below when making any of its named executive compensation decisions for any of the years shown.

Pay Versus Performance Table

	CEO (1)		Other NEOs (1)
Year	NEO Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3)	Average NEO Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs (3)	Value of Initial Fixed $100 Investment Based on TSR (4)		Net Income (Loss) (5)
2023	$120,000	$120,000	$90,000	$90,000		$41.31	$(13,442,221)
2022	$120,000	$120,000	$70,000	$70,000	$	N/A	$(7,134,957)

(1)

Our principal executive officer for each of the years indicated was our CEO, Sandro Piancone. Our named executive officers other than our CEO (“Other NEOs”) were Neville Pearson (CFO), and Jorge Olson (CMO and EVP).

(2)

Reflects, for our CEO, the total compensation reported in the Named Executive Officer Compensation Table and for the Other NEOs, the average total compensation reported in the Named Executive Officer Compensation Table in each of the fiscal years indicated.

(3)

The Named Executive Officer Compensation Table totals did not require equity award adjustments to arrive at the “Compensation Actually Paid to the CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” in each year. During the measurement period, none of the NEOs were granted equity awards or otherwise had equity awards outstanding. Named Executive Officer Compensation Table totals for each year consist solely of salary and/or consulting fees paid to the NEOs each year.

(4)

For 2023, represents the cumulative total stockholder return on an initial fixed $100 investment in our common stock from December 30, 2022, through December 31, 2023. The Company’s common stock did not commence trading until August 30, 2022.

(5)	Represents the amount of net income reflected in our consolidated financial statements for each covered fiscal year.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company views the link between the Company’s performance and its executives’ pay.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Jerry Halamuda

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Outstanding Equity Awards at Fiscal Year End

None of our Named Executive Officers had any stock options or stock awards outstanding as of December 31, 2023 and 2022.

Equity Incentive Plans

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Description of Capital Stock

Our authorized capital stock currently consists of 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of August 9, 2024, there were 4,332,006 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Shareholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our board to issue up to 5,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

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Certain Relationships and Related Transactions

Transactions with Related Persons

The following includes a summary of transactions during the fiscal years ending December 31, 2023 and 2022, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

As of December 31, 2023, and 2022, we owed $0 and $0, respectively, to UST Mexico, Inc. (“UST”), an entity controlled by our founder and CEO, Mr. Piancone, which manufactures tobacco cigarettes in Mexico, for consulting fees payable to UST for manufacturing, production, supplier management, and equipment maintenance services. As of December 31, 2023, and 2022, we were owed $0 and $0, respectively, by UST for products we sold to UST and for equipment parts provided to UST. The value of goods and services we provided to UST was $15,359 and $17,386 for the years ended December 31, 2023, and 2022, respectively, and the value of goods and services provided by UST to us was $481,253 and $192,181 for the years ended December 31, 2023, and 2022, respectively.

 As of December 31, 2023, UST owned 947,200,000 shares of common stock of Green Globe International, Inc., representing 1.74% of the issued and outstanding common stock of the parent company of Hempacco. UST is a related party by virtue of Sandro Piancone’s 25% interest in UST.

As of December 31, 2022, we owed $28,000 to Strategic Global Partners, Inc. (“SGP”) for services provided prior to September 1, 2022. Consulting expenses of $52,000 were recorded for the year ended December 31, 2022, at which time the consulting fee contract with SGP was terminated when Mr. Piancone became a salaried employee of the Company in accordance with the terms of his employment contract.

As of December 31, 2022, we owed $0 to Cube17, Inc. ("Cube"), Mr. Olson's entity, for consulting fees payable to the entity for Mr. Olson's sales, marketing, and other services to us prior to September 1, 2022. Consulting expenses to Cube of $80,000 were recorded for the year ended December 31, 2022, at which time the consulting fee contract with Cube 17, Inc. was terminated when Mr. Olson became a salaried employee of the company in accordance with the terms of his employment contract.

As of December 31, 2023, and 2022, we owed Primus Logistics, our landlord and an entity which is owned 90% by Mr. Piancone, $112,600 and $5,163, respectively, for rent, inventory and product storage. As of December 31, 2023, and 2022, Primus Logistics had been paid $104,967 and $25,000, respectively, in advance for rent.

Lake Como is also owned and controlled by Mr. Piancone. This entity is used by us primarily as a sales company for our products, and it sometimes sells products it purchases from us. As of December 31, 2023, and 2022, we had receivables of $0 and $0, respectively, from Lake Como for sales of our products made by Lake Como.

During the months of September and October 2023, Sandro Piancone, the Company’s CEO made several cash advances to the Company totaling $135,000. On October 20, 2023, $14,000 was repaid to Mr. Piancone. As of December 31, 2023, $121,000 was owed to Mr. Piancone.

On or about March 1, 2022, the Company entered into a mutual line of credit agreement with its parent company, Green Globe International, Inc. The purpose is to facilitate short-term borrowing needs on an interest-free basis, with advances being subject to repayment within 90 days with a maximum of $500,000 allowed to be outstanding within any 90-day period. On December 1, 2022, the maximum amount was increased to $1,500,000 and on September 30, 2023 , increased to $1,800,000. During the year ended December 31, 2023, the Company loaned GGII a net amount of $70,208, and on December 31, 2023, applied $1,812,352 of accounts receivable towards the $2,500,000 note payable. As of December 31, 2023, the balance owed to the Company by GGII was $687,647.

On December 31, 2023, the Company signed a $2,500,000 one-year promissory note in favor of its parent company, Green Globe International, Inc. in connection with its acquisition of the 50% equity interest of Green Star Labs, Inc. On December 31, 2024, the note balance was reduced by the loan balance due from GGII, and the balance outstanding at December 31, 2023, was $640,897. Interest on the note is payable only on that portion of the note paid in cash.

As a result of the Green Star Labs, Inc. acquisition which resulted in it becoming a wholly owned subsidiary of Hempacco, any inter-company loans between the two entities are eliminated, and any previously created allowances for impairment have been reversed.

On or about March 18, 2022, the Company issued a promissory note to a related party for $50,000. The note carried an interest rate of 8% and matured on June 18, 2022. A series of extension amendments were signed, and the principal amount of the note was paid On August 1, 2023. Two further advances of $100,000 were made by the related party to the Company on October 13, 2023, and November 17, 2023, respectively. The first of these advances was repaid on October 25, 2023. As of December 31, 2023, $100,000 was owed to this party.

Director Independence

During the years ended December 31, 2023 and 2022, the Board of Directors determined that only Mr. Halamuda was independent under the definition of independence and in compliance with the listing standards of the Nasdaq listing requirements. Based upon these standards, the Board of Directors has determined that Mr. Halamuda, Mr. Glavine (who was appointed a member of the Board on August 9, 2024), and Mr. Newlands (who was appointed a member of the Board on August 9, 2024) are “independent” members of the Board of Directors as defined in Section 803(A) of the Nasdaq Company Guide, and Mr. Piancone and Mr. Olson are not “independent” due to their status as officers of the Company and the transactions described above.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during fiscal 2023 and 2022, were timely made except that (i) Mr. Olson still has not filed a Form 3, and (ii) Dr. Stuart Titus, a former director of the Company, filed his Form 3 and Form 4 late on May 31, 2023.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Any stockholder who so requests may obtain a free copy of our Code of Ethics by submitting a written request to our Secretary. Additionally, our Code of Ethics was filed as an exhibit to the Company’s filed as Exhibit 14.1 to our Registration Statement on Form S-1, filed with the Commission on March 24, 2022.

Dissenters’ Rights

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with any of the Proposals.

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Other Matters

The Company’s Annual Reports on Form 10-K covering the fiscal years ended December 31, 2023 and 2022, without exhibits, are being provided to all stockholders along with this Proxy Statement. Our Annual Reports to Stockholders on Form 10-K covering the fiscal years ended December 31, 2023 and 2022, our Quarterly Reports on Form 10-Q, and other information are available on our website at https://hempacco.com/, and may also be obtained by calling (619) 779-0715 or writing to the address below:

Hempacco Co., Inc.

9925 Airway Road,

San Diego, CA 92154

Attn: Secretary

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

Shareholder Proposals

Proposals of holders of our voting securities intended to be presented at our 2025 fiscal year Annual Meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Secretary, at our principal executive offices at 9925 Airway Road, San Diego, California, 92154, not later than the close of business on April 14, 2025, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2025 Annual Meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after October 3, 2025. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws.

The proposal should state as clearly as possible the proposal and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable rules and requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

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Nominations for Directors for the 2025 Annual Meeting of Stockholders

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of Nasdaq and applicable federal securities law. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Hempacco Co., Inc., 9925 Airway Road, San Diego, California, 92154, not later than the close of business on April 14, 2025, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2025 Annual Meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after October 3, 2025. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Sincerely,

/s/ Sandro Piancone
Sandro Piancone
Chief Executive Officer

San Diego, California
August 12, 2024

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[PROXY CARD]

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HEMPACCO CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 3, 2024, AT 10:00 A.M. (PACIFIC TIME).

CONTROL ID:

REQUEST ID:

The undersigned stockholder of HEMPACCO CO., INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around August 12, 2024, and hereby appoints Sandro Piancone and Neville Pearson proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 annual Meeting of Stockholders of the Company, to be held on October 3, 2024 at 10:00 a.m. (Pacific time) at 9925 Airway Road, San Diego, California, 92154, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.issuerdirect.com/HPCO

PHONE:	1-866-752-VOTE(8683)

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PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED
ANNUAL MEETING OF THE STOCKHOLDERS OF		ENVELOPE.
HEMPACCO CO., INC.		PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN
HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROPOSAL 1	→	FOR	WITHOLD
Election of Directors		☐	☐
Sandro Piancone		☐	☐
Jorge Olson		☐	☐	CONTROL ID:
Jerry Halamuda		☐	☐	REQUEST ID:
Paul Glavine		☐	☐
Harrison Newlands		☐	☐
PROPOSAL 2	→	FOR	AGAINST	ABSTAIN
Ratification of the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.		☐	☐	☐
PROPOSAL 3	→	FOR	AGAINST	ABSTAIN
To approve, by non-binding vote, the compensation of the Company’s named executives.		☐	☐	☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1 and “For” each of Proposals 2 and 3, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

________________________________________

________________________________________

________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ___________________________, 2024

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)

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